Exhibit 99.3

FULTON FINANCIAL
CORPORATION

FOR IMMEDIATE RELEASE
Media Contact: Laura J. Wakeley (717) 291-2616
Investor Contact: David C. Hostetter (717) 291-2456

Fulton Financial Approves Share Repurchase Program

(October 22, 2013) - Lancaster, PA - Fulton Financial Corporation (NASDAQ: FULT), a $17.1 billion Lancaster, PA-based financial holding company, today announced that its board of directors approved the repurchase of up to four million shares, or approximately 2.1%, of the Corporation’s outstanding shares, through March 31, 2014. As of September 30, 2013, the Corporation had approximately 192.3 million shares of common stock outstanding.
As permitted by securities laws and other legal requirements and subject to market conditions and other factors, purchases may be made from time to time in the open market at prevailing prices. The repurchase program may be discontinued at any time.
Under the Corporation’s previous 2013 repurchase program, announced on January 3, 2013 and extended on June 18, 2013, the Corporation’s board had authorized the repurchase of up to eight million shares, or approximately 4.0% of the Corporation’s shares. On August 30, 2013, the Corporation completed the repurchase of all remaining shares authorized by the board under the previous 2013 repurchase program.
Fulton Financial Corporation employs more than 3,800 employees and operates approximately 270 banking offices in Pennsylvania, Maryland, Delaware, New Jersey and Virginia through the following affiliates, headquartered as indicated: Fulton Bank, N.A., Lancaster, PA; Swineford National Bank, Middleburg, PA; Lafayette Ambassador Bank, Easton, PA; FNB Bank, N.A., Danville, PA; Fulton Bank of New Jersey, Mt. Laurel, NJ; and The Columbia Bank, Columbia, MD.
Additional information on Fulton Financial Corporation is available on the Internet at www.fult.com.

Safe Harbor Statement

This news release may contain forward-looking statements with respect to the Corporation’s financial condition, results of operations and business. Do not unduly rely on forward-looking statements. Forward-looking statements can be identified by the use of words such as "may," "should," "will," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future,"

"intends" and similar expressions which are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, some of which are beyond the Corporation's control and ability to predict, that could cause actual results to differ materially from those expressed in the forward-looking statements.
A discussion of certain risks and uncertainties affecting the Corporation, and some of the factors that could cause the Corporation's actual results to differ materially from those described in the forward-looking statements, can be found in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2012, and the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013, which have been filed with the Securities and Exchange Commission and are available in the Investor Relations section of the Corporation's website (www.fult.com) and on the Securities and Exchange Commission's website (www.sec.gov). The Corporation undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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